UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 21, 2013 (May 21, 2013)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St. Elzéar Blvd. West,

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2013, the Company held its Annual Meeting of Shareholders. At the Annual Meeting, the shareholders of the Company voted on the following four proposals. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Name	For	Withheld	Broker Non- Votes
Ronald H. Farmer	235,731,934	1,964,748	18,611,036
Robert A. Ingram	233,865,876	3,830,806	18,611,036
Theo Melas-Kyriazi	237,081,508	615,174	18,611,036
G. Mason Morfit	235,623,283	2,073,399	18,611,036
J. Michael Pearson	232,521,825	5,174,857	18,611,036
Robert N. Power	235,168,850	2,527,832	18,611,036
Norma A. Provencio	237,125,741	570,941	18,611,036
Howard B. Schiller	221,521,559	16,175,123	18,611,036
Lloyd M. Segal	236,082,529	1,614,153	18,611,036
Katharine Stevenson	234,501,146	3,195,536	18,611,036

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Management Proxy Circular and Proxy Statement.

For	Against	Abstain	Broker Non-Votes
231,391,789	5,731,526	573,367	18,611,036

Proposal No. 3: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed PricewaterhouseCoopers LLP (United States) as the Company’s independent registered public accounting firm to serve until the close of the 2014 Annual Meeting of Shareholders and authorized the Board of Directors to fix the auditors’ remuneration.

For	Withhold	Broker Non-Votes
255,596,543	711,175	0

Proposal No. 4: Continuance of the Company Under the British Columbia Business Corporations Act. The shareholders approved the continuance of the Company from the Canada Business Corporations Act to the British Columbia Business Corporations Act.

For	Against	Abstain	Broker Non-Votes
234,929,977	2,350,790	415,915	18,611,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: May 21, 2013	By:	/s/ Robert Chai-Onn
Robert Chai-Onn
Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development